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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-02285) under the Securities Act of 1933 of Butler Manufacturing Company of our report dated June 9, 1998, on our audit of the statement of net assets available for benefits of Butler Manufacturing Company Galesburg Hourly Employee Savings Trust as of December 31, 1997, which is included in the Annual Report on Form 11-K for the year ended December 31, 1998.


                                                     /s/ McGLADREY & PULLEN, LLP
Galesburg, Illinois
June 28, 1999